Ex-99.906.CERT

Aspiriant Trust

Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED

PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

I, Robert J. Francais, Principal Executive Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	6/8/2023	/s/ Robert J. Francais
Robert J. Francais
President and Principal Executive Officer

I, Douglas S. Hendrickson, Principal Financial Officer of the Aspiriant Trust, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date:	6/8/2023	/s/ Douglas S. Hendrickson
Douglas S. Hendrickson
Treasurer and Principal Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Aspiriant Trust, and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.